Exhibit 99.1

NEWS RELEASE

For Immediate Release

TUFCO TECHNOLOGIES, INC. SELLS THERMAL BOND LAMINATOR

GREEN BAY, WI (June 29, 2004)—Tufco Technologies, Inc. (NASDAQ: TFCO), announced today it had sold its equipment used for calendaring and thermal bond lamination to Atlanta Nisseki CLAF®, Inc. Tufco continues to have capabilities to service its customers utilizing adhesive lamination.

Louis LeCalsey, Tufco’s President and CEO said, “The sale of this equipment is consistent with our announced business strategy of concentrating on printing and converting of non-woven materials and combination substrates utilizing non-woven materials into wet and dry wipes and related products”.

Tufco’s Green Bay location is a business-to-business contract manufacturer providing wide web flexographic printing, wet and dry wipes, laminations and integrated packaging solutions. Business Imaging products are produced at the Company’s Newton, North Carolina facility.

Contact:	Michael B. Wheeler, VP and CFO Tufco Technologies, Inc. P. O. Box 23500 Green Bay, WI 54305-3500 (920) 336-0054 (920) 336-9041 (Fax)